August 3, 2001



Paradigm Medical Industries, Inc.
2355 South 1070 West
Salt Lake City, Utah 84119

         Re:      Form S-3 Registration Statement

Ladies and Gentlemen:

         We have acted as your counsel in connection with the registration for resale on a Form S-3 Registration Statement (the "Registration Statement") of
(i) an aggregate of 1,000,000 shares of common stock, $.001 par value (the "Common Stock") issuable upon the exercise of 1,000,000 Class A Warrants (the "Class A Warrants"), which were issued in connection with the Company's public offering in July 1996; (ii) an aggregate of 200,000 shares of Common Stock issuable upon the exercise of 200,000 warrants issued to Kenneth Jerome &
Company, Inc. (the "Kenneth Jerome Warrants"); (iii) an aggregate of 208,400 shares of Common Stock issuable upon the exercise of 208,400 Warrants issued to KSH Investment Group, Inc. (the "KSH Investment Group Warrants"); (iv) an aggregate of 100,000 shares of Common Stock issuable upon the exercise of 100,000 Warrants issued to R.F. Lafferty & Co., Inc. (the "Lafferty Warrants");
(v) an aggregate of 225,000 shares of Common Stock issuable upon the exercise of 225,000 Warrants issued to Cyndel & Co., Inc. (the "Cyndel Warrants"); (vi) an aggregate of 40,000 shares of Common Stock issuable upon the exercise of 40,000 Warrants issued to Consulting for Strategic Growth, Ltd. (the "Consulting for Strategic Growth Warrants"); (vii) an aggregate of 250,000 shares of Common Stock issuable upon the exercise of 250,000 Warrants issued to Dr. Michael B. Limberg (the "Limberg Warrants"); (viii) an aggregate of 75,000 shares of Common Stock issuable upon the exercise of 75,000 Warrants issued to John W. Hemmer, an officer of the Company (the "Hemmer Warrants"); (ix) an aggregate of 50,000 shares of Common Stock issuable upon the exercise of 50,000 Warrants issued to Helen Kohn (the "Kohn Warrants"); (x) an aggregate of 50,000 shares of Common Stock issuable upon the exercise of 50,000 Warrants issued to Ronit Sucoff (the "Sucoff Warrants"); (xi) an aggregate of 48,996 shares of Common Stock issuable upon conversion of its Series C Convertible Preferred Stock (the "Series C Preferred Stock"); (xii) an aggregate of 271,816 shares of Common Stock issuable upon conversion of its Series D Convertible Preferred Stock (the "Series D Preferred Stock"); (xiii) an aggregate of 2,730,333 shares of Common Stock

Paradigm Medical Industries, Inc.
August 3, 2001
Page 2
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issuable upon conversion of its Series E Convertible Preferred Stock (the "Series E Preferred Stock"), and (xiv) an aggregate of 136,260 shares of Common Stock issuable upon the exercise of Warrants by Series E Preferred shareholders (the "Series E Preferred Shareholders Warrants").

         The Company is further registering for resale 4,925,272 shares of Common Stock consisting of 2,093,333 shares of Common Stock issuable upon the exercise of options granted to executive officers, employees and directors of the Company, and 2,831,939 shares of Common Stock pursuant to registration rights granted to certain individuals and entities.

         In such connection, we have examined certain corporate records and proceedings of the Company, including the proceedings taken in connection with the authorization and issuance of the securities described above, including the shares of Common Stock issuable upon the exercise of the Class A Warrants, Kenneth Jerome Warrants, KSH Investment Group Warrants, Lafferty Warrants, Cyndel Warrants, Consulting for Strategic Growth Warrants, Limberg Warrants, Hemmer Warrants, Kohn Warrants and Sucoff Warrants; the shares of Common Stock issuable upon the conversion of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock; the shares of Common Stock issuable upon the exercise of the Series E Preferred Shareholders Warrants; the shares of Common Stock issuable upon the exercise of options granted to executive officers, employees and directors of the Company; and the shares of Common Stock with registration rights granted to certain individuals and entities (hereinafter collectively referred to as the "Securities") and such other investigation as we deemed necessary. Based upon the foregoing, we are of the opinion that when sold or registered as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

         We hereby consent to being named in the Registration Statement and in the Prospectus constituting a part thereof, as amended from time to time, as issuer's counsel and the attorneys who will pass upon legal matters in connection with the issuance or registration of the Securities, and to the filing of this opinion as an Exhibit to the Registration Statement.

                                                    Very truly yours,

                                                    /s/ Mackey Price & Williams

                                                    Mackey Price & Williams